UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 4, 2015

Date of Report (Date of earliest event reported)

Ruckus Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35734	54-2072041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	350 West Java Drive Sunnyvale, California	94089
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 265-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2015, Ruckus Wireless, Inc. (the “Company”) reported financial results for the full year and three months ended December 31, 2014. A copy of the press release issued concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On February 5, 2015, James J. Goetz notified the Board of Directors (the “Board”) of the Company of his resignation as a director, effective immediately. Mr. Goetz advised the Company that his resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices, and was intended solely to reduce the number of public company boards on which he sits. At the time of Mr. Goetz’s resignation, he was serving as a Class I director and was a member of the Nominating and Corporate Governance Committee of the Board. On February 5, 2015, the Board unanimously voted to reduce the size of the Board from eight to seven directors, effective upon Mr. Goetz’s resignation.

2015 Bonus Program

On February 4, 2015 and February 5, 2015, the Compensation Committee of the Board (the “Committee”) and the Board, respectively, approved the Company’s 2015 bonus program, which provides the Company’s executive officers and other eligible employees the opportunity to earn semi-annual cash bonuses. For executive officers, the amount of the cash bonus is based on the level of achievement by the Company of certain corporate objectives (the “Corporate Objectives”) from (a) January 1, 2015 through June 30, 2015 and (b) from July 1, 2015 through December 31, 2015. The Committee has approved Corporate Objectives related to revenue and operating margin targets and assigned a weighting to each objective.

Each executive officer participating in the 2015 bonus program may receive a cash bonus in an amount up to a specified percentage of his or her eligible earnings during 2015 (the “Bonus Target”), if Corporate Objectives are achieved at the target level. In the first half of 2015, even if Corporate Objectives are achieved at greater than the target level, a participating executive officer may receive a maximum cash bonus of 50% of his or her Bonus Target. In the second half of 2015, if target Corporate Objectives are exceeded, a participating executive officer may receive a maximum cash bonus of up to 100% of his or her Bonus Target, for a maximum total bonus payment for the year of up to 150% of Bonus Target. The Bonus Target for each of the Company’s named executive officers, as a percentage of his or her eligible earnings during 2015, is as follows:

Named Executive Officer	Bonus Target Percentage
Selina Y. Lo President and Chief Executive Officer	100%
Seamus Hennessy Chief Financial Officer	55%
Barton Burstein Senior Vice President, Field Operations and Business Development Operations	50%
Steve Martin Senior Vice President/General Manager Emerging Technologies	35%

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 10, 2015, entitled “Ruckus Wireless Reports Fourth Quarter and 2014 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUCKUS WIRELESS, INC.
Dated: February 10, 2015

	By:	/s/ Scott Maples
Scott Maples
Vice President, General Counsel and Corporate Secretary

Exhibits Index

Exhibit No.	Description
99.1	Press Release, dated February 10, 2015, entitled “Ruckus Wireless Reports Fourth Quarter and 2014 Financial Results.”